As filed with the Securities and Exchange Commission on October 24, 2003

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
the Securities Act of 1933

WILSONS THE LEATHER EXPERTS INC.

(Exact name of Registrant as specified in its charter)

Minnesota	41-1839933
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7401 Boone Avenue North Brooklyn Park, Minnesota	55428
(Address of principal executive offices)	(Zip Code)

WILSONS THE LEATHER EXPERTS INC.
EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

David L. Rogers
President
Wilsons The Leather Experts Inc.
7401 Boone Avenue North
Brooklyn Park, Minnesota 55428
(Name and address of agent for service)

(763) 391-4000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Proposed
Title of class of	Amount	maximum	Proposed maximum	Amount of
securities to	to be	offering price	aggregate offering	registration
be registered	registered	per share (1)	price (1)	fee

Common Stock, $.01 par value	250,000 shares	$9.41	$2,352,500	$194.16

(1)	Estimated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h)(1) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices per share of the Registrant’s Common Stock as quoted on the Nasdaq National Market on October 17, 2003.

EXPLANATORY NOTE
SIGNATURES
INDEX TO EXHIBITS
EX-5.1 Opinion/Consent of Faegre & Benson LLP
EX-23.2 Consent of KPMG LLP
EX-24.1 Powers of Attorney
EX-99.1 Employee Stock Purchase Plan, as Amended.

EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 250,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s Employee Stock Purchase Plan, as amended (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, the Registration Statement on Form S-8 previously filed with the Commission relating to the Plan (File No. 333-79301) is incorporated by reference herein.

Exhibits

Exhibit	Description
4.1	Amended and Restated Articles of Incorporation of Wilsons The Leather Experts Inc. adopted June 16, 1998, as amended by the Articles of Amendment dated February 17, 2000, and the Articles of Amendment dated May 23, 2002.(1)

4.2	Restated Bylaws of Wilsons The Leather Experts Inc. as amended June 16, 1998, January 25, 2000, and May 23, 2002.(2)

4.3	Registration Rights Agreement dated as of January 10, 2002 by and among Wilsons The Leather Experts Inc. and the Investors signatory thereto.(3)

4.4	Letter Amendment to the Common Stock Purchase Agreement and the Registration Rights Agreement dated January 14, 2002 by and between Wilsons The Leather Experts Inc. and Bricoleur Capital Management LLC.(4)

4.5	Registration Rights Agreement dated as of April 24, 2002 by and among Wilsons The Leather Experts Inc. and the Investors signatory thereto.(5)

5.1	Opinion of Faegre & Benson LLP.

23.1	Consent of Faegre & Benson LLP (contained in Exhibit 5.1 to this Registration Statement).

23.2	Consent of KPMG LLP.

24.1	Powers of Attorney.

99.1	Wilsons The Leather Experts Inc. Employee Stock Purchase Plan, as amended.

(1)	Incorporated herein by reference to Exhibit 3.1 to the Company’s Report on Form 10-Q for the quarter ended May 4, 2002 filed with the SEC (File No. 0-21543).

(2)	Incorporated herein by reference to Exhibit 3.2 to the Company’s Report on Form 10-Q for the quarter ended May 4, 2002 filed with the SEC (File No. 0-21543).

(3)	Incorporated herein by reference to Exhibit 4.2 to the Company’s Report on Form 8-K filed with the SEC on January 23, 2002 (File No. 0-21543).

(4)	Incorporated herein by reference to Exhibit 4.3 to the Company’s Report on Form 8-K filed with the SEC on January 23, 2002 (File No. 0-21543).

(5)	Incorporated herein by reference to Exhibit 4.2 to the Company’s Report on Form 8-K filed with the SEC on May 3, 2002 (File No. 0-21543).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn Park, State of Minnesota, on October 24, 2003.

WILSONS THE LEATHER EXPERTS INC.

By	/s/ Joel N. Waller

Joel N. Waller
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 24, 2003.

Signature		Title

/s/ Joel N. Waller		Chairman and Chief Executive Officer
(Principal Executive Officer)
Joel N. Waller

/s/ Peter G. Michielutti		Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
Peter G. Michielutti

Lyle Berman
Michael Cowhig	}
William F. Farley	}
Bradley K. Johnson	}	Board of Directors
Michael J. McCoy	}
David L. Rogers	}
Cheryl Vitali	}
Joel N. Waller	}

*	Peter G. Michielutti, by signing his name hereto, does hereby sign this document on behalf of each of our above-named directors of the Company pursuant to powers of attorney duly executed by such persons.

By	/s/ Peter G. Michielutti

Peter G. Michielutti, Attorney-in-fact

INDEX TO EXHIBITS

Method
Exhibit	Description	of Filing

4.1	Amended and Restated Articles of Incorporation of Wilsons The Leather Experts Inc. adopted June 16, 1998, as amended by the Articles of Amendment dated February 17, 2000, and the Articles of Amendment dated May 23, 2002.(1)	Incorporated by Reference

4.2	Restated Bylaws of Wilsons The Leather Experts Inc. as amended June 16, 1998, January 25, 2000, and May 23, 2002.(2)	Incorporated by Reference

4.3	Registration Rights Agreement dated as of January 10, 2002 by and among Wilsons The Leather Experts Inc. and the Investors signatory thereto.(3)	Incorporated by Reference

4.4	Letter Amendment to the Common Stock Purchase Agreement and the Registration Rights Agreement dated January 14, 2002 by and between Wilsons The Leather Experts Inc. and Bricoleur Capital Management LLC. (4)	Incorporated by Reference

4.5	Registration Rights Agreement dated as of April 24, 2002 by and among Wilsons The Leather Experts Inc. and the Investors signatory thereto. (5)	Incorporated by Reference

5.1	Opinion of Faegre & Benson LLP as to the legality of the shares being registered	Electronic Transmission

23.1	Consent of Faegre & Benson LLP is contained in its opinion filed as Exhibit 5.1 to this registration statement.

23.2	Consent of KPMG LLP	Electronic Transmission

24.1	Powers of Attorney	Electronic Transmission

99.1	Wilsons The Leather Experts Inc. Employee Stock Purchase Plan, as amended	Electronic Transmission

(1)	Incorporated herein by reference to Exhibit 3.1 to the Company’s Report on Form 10-Q for the quarter ended May 4, 2002 filed with the SEC (File No. 0-21543).

(2)	Incorporated herein by reference to Exhibit 3.2 to the Company’s Report on Form 10-Q for the quarter ended May 4, 2002 filed with the SEC (File No. 0-21543).

(3)	Incorporated herein by reference to Exhibit 4.2 to the Company’s Report on Form 8-K filed with the SEC on January 23, 2002 (File No. 0-21543).

(4)	Incorporated herein by reference to Exhibit 4.3 to the Company’s Report on Form 8-K filed with the SEC on January 23, 2002 (File No. 0-21543).

(5)	Incorporated herein by reference to Exhibit 4.2 to the Company’s Report on Form 8-K filed with the SEC on May 3, 2002 (File No. 0-21543).